Exhibit 10.16

CURTISS-WRIGHT CORPORATION
RETIREMENT PLAN
As Amended and Restated effective January 1, 2001

FIFTEENTH INSTRUMENT OF AMENDMENT

Recitals:

1.	Curtiss-Wright Corporation (“the Company”) has heretofore adopted the Curtiss-Wright Corporation Retirement Plan (“the Plan”).

2.	The Company caused the Plan to be amended and restated in its entirety, effective as of January 1, 2001, and has since caused the Plan to be further amended.

3.

Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the Plan to update the definition of Committee to reflect administrative practices, to comply with the final 415 regulations, to reflect Union benefit rate changes, to update the Plan for acquisitions, and to reflect the Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”).

4.

Subsequent to the most recent amendment of the Plan, it has become necessary to further amend the EMD component of the Plan (merged into the Plan as of January 1, 2007) to comply with the final 415 regulations, to reflect changes to comply with the HEART Act, and to allow for employees that transfer from EMS to Benshaw to continue participating in the EMD component of the Plan.

5.	Articles 12.01 and 12.02 of the Plan permit the Company to amend the Plan, by written instrument, at any time and from time to time.

Amendment:

For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:

1.	Article 1.09 is amended to delete the existing language and replace it as follows, effective June 9, 2008:

“‘Administrative Committee’ shall mean the person(s) appointed by the Company to act on behalf of the Company as the sponsor and ‘named fiduciary’ (within the meaning of section 402(a)(2) of ERISA), as appropriate, with respect to Plan administrative matters. When performing any activity or exercising any authority under the provisions of the Plan, the Administrative Committee shall be deemed to act solely on behalf of the Company, and not in an individual capacity.”

Wherever the term Committee is used in the Plan Document it is replaced with the term Administrative Committee.

2.	The second paragraph of Article 1.11 is amended in its entirety to read as follows, effective January 1, 2009:

“Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period, provided, however, payments under the Company’s cash based incentive compensation plans and for accrued vacation pay shall be taken into account in the periods to which such payments relate. Effective January 1, 2009, Compensation shall also include ‘differential wage payments’ pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year.”

3.	Article 2.03 is amended by adding the following new paragraph (d) to read as follows, effective January 1, 2007:

“(d)

Notwithstanding any provisions of the Plan to the contrary, an Employee who dies or incurs a disability on or after January 1, 2007 while performing qualified military service shall be treated as if he returned to the service of the Employer on the day preceding his death or disability and terminated employment the following day.”

4.	Article 6.10(b) is amended by adding the following new sentences to the end to read as follows, effective January 1, 2008:

“Effective January 1, 2008, remuneration shall also include amounts required to be recognized under the provisions of Section 1.415(c)-2(e). Remuneration shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.”

5.	Article 8.01 is amended by adding a new paragraph (e) to read as follows, effective January 1, 2008:

“(e) Notwithstanding any provision to the contrary, if a Participant who has a vested interest in his retirement benefit dies after January 1, 2007 while performing qualified military service pursuant to the Heroes Earnings Assistance and Tax Relief Act of 2008 and before payment of his benefit commences, then that Participant shall be treated as an Employee in active service for purposes of this Article.”

6.

Article 9.02(a)(vii) is amended to update benefits provided to Metal Improvement Company, LLC.-Vernon Division Section by adding the following sub-paragraph to the end thereof, effective January 1, 2010:

“(G)

With Benefits commencing on and after January 1, 2010, $18.00 multiplied by his years of credited service on and after January 1, 2010, for any pension payments due for months commencing on and after January 1, 2010.”

7.	Article 11.02 is amended to delete the existing language and replace it as follows, effective June 9, 2008:

“11.02 Administrative Committee’s Authority and Powers.

The Administrative Committee (or its delegate) may act on the Company’s behalf as the sponsor and “named fiduciary” of the Plan with respect to Plan administrative matters. Acting on behalf of the Company, and subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Administrative Committee (or its delegate) has full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan and the Trust Agreement. This full and absolute discretion and authority includes, but is not limited to, the power to:

			(a)	interpret, construe, and apply the provisions of the Plan and Trust Agreement, and any construction adopted by the Administrative Committee in good faith shall be final and binding;

(b)

adopt Plan amendments that (1) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans, or are necessary for Plan administration, and which do not materially increase costs to the Plan or the Company or materially change Participants’ benefits under the Plan, (2) implement special rules for acquisitions, sales, and other dispositions, or (3) clarify ambiguous or unclear Plan provisions; provided that such amendments will be made in writing and will be made according to procedures established by the Administrative Committee;

			(c)	review appeals from the denial of benefits; and

			(d)	manage the cost and financial aspects of the Plan.

The Administrative Committee may employ, appoint, and dismiss advisors and advisory committees as the Administrative Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of its authority and duties to such persons.”

8.	Schedule J is amended to be updated for certain acquisitions of the Curtiss-Wright Corporation whose Employees are eligible to participate in this Plan:

	a.	Paragraph 25 is amended effective January 1, 2009, to add this second sentence as follows:

(i)

“Effective January 1, 2009, any Employee who is employed at any operations or facilities acquired by the Employer in its acquisition of IMES Engineering, Inc. shall be eligible to participate in the Cash Balance Account as described in Article 4.”

(ii)

For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with IMES Engineering, Inc. immediately prior to its acquisition by Curtiss-Wright Corporation.

(iii)

Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Employer in its acquisition of IMES Engineering, Inc., who is not an Employee of IMES Engineering, Inc., on January 1, 2009 shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.”

b.	Paragraph 32 is added effective September 3, 2008 to read as follows:

“32. Parylene Coating Services, Inc. (PCS)

(i)

Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on September 3, 2008 whose immediate prior service was with Parylene Coating Services, Inc. (PCS) and who was employed by such entity at such date:

(A)

Such an Employee shall be eligible to participate in the Plan as of his or her date of hire, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(B)

For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with Parylene Coating Services, Inc. (PCS) immediately prior to its acquisition by Curtiss-Wright Corporation.

(ii)

Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Employer in its acquisition of Parylene Coating Services, Inc. (PCS), who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.”

c.	Paragraph 33 is added effective October 15, 2008 to read as follows:

“33. V-Metro

(a)

Notwithstanding any provision in this Plan to the contrary, the following rules shall apply to an Employee hired on October 15, 2008 whose immediate prior service was with V-Metro and who was employed by such entity at such date:

(i)

Such an Employee shall be eligible to participate in the Plan as of January 1, 2009, and shall remain eligible so long as he or she continues to satisfy the eligibility requirements in Article 2.01(b)(i) and (ii), provided, however, that such an Employee shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.

(ii)

For purposes of determining Vesting Years of Service, vesting service shall commence with his or her most recent date of hire with V-Metro immediately prior to its acquisition by Curtiss-Wright Corporation.

(b)

Notwithstanding any provision in this Plan to the contrary, an Employee at the operations and facilities acquired by the Employer in its acquisition of V-Metro, who is not an Employee described in paragraph (a), shall be eligible to become a Participant in accordance with Article 2.01(b), but shall not accrue any benefits under the Plan, except for benefits determined in accordance with Article 4.”

The EMD component of the Plan is amended in the following respects:

1.	Effective June 9, 2008, Administrative Committee means the Administrative Committee identified in the Curtiss-Wright Corporation Retirement Plan.

2.	A new sentence is added to the end of the first paragraph of Paragraph 8 of Section 1 to read as follows, effective January 1, 2009:

“Effective January 1, 2009, Compensation shall also include ‘differential wage payments’ pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.”

3.	A new paragraph F is added to the end of Section 8 to read as follows, effective January 1, 2007:

“F. Notwithstanding any provision to the contrary, if an Employee who dies after January 1, 2007 while performing qualified military service pursuant to the Heroes Earnings Assistance and Tax Relief Act of 2008, a benefit shall be paid to his Surviving Spouse pursuant to Subsection 8.B above. “

4.	Section 10(c) is amended and restated in its entirety, effective January 1, 2009, to read as follows:

“Within 90 days prior to his Annuity Starting Date, on a form prescribed by the Administrator, an Employee may elect one of the following forms of pension payment (not including any early retirement supplements provided by this Plan) in lieu of the normal form:

1.	Life Annuity – A monthly income payable for his life.

2.

55% Spouse Survivor Annuity – A reduced amount payable monthly for his life with the provision that upon his death an amount equal to 55% of such reduced amount shall be paid monthly for the life of his Surviving Spouse.

3.

55% Joint & Survivor Annuity – A reduced amount payable monthly for his life with the provision that upon his death an amount equal to 55% of such reduced amount shall be paid monthly for the life of his Joint Annuitant.

4.	100% Joint & Survivor Annuity – A reduced amount payable monthly for his life with the provision that upon his death the same amount shall be paid monthly for the life of his Joint Annuitant.

5.

Lump Sum – A lump sum settlement of his frozen benefits determined under Subsections 10.I and 10.J below. This lump sum option is not available with respect to Credited Service or benefits accrued after December 31, 1994, except as provided in Subsection 10.I below.

6.

Effective January 1, 2008 – a 50% Joint and Survivor Annuity – A reduced amount payable monthly for his life with the provision that upon his death an amount equal to 50% of such reduced amount shall be paid monthly for the life of his Joint Annuitant.

This optional form of benefit is not available to any Employees who are represented by a labor organization or other representative who has entered into a written agreement with an Employer providing for participation in this Plan by the Employees in such unit until such unit(s) agree to in writing, which written agreements will be incorporated herein by reference thereto.

Effective January 1, 2009, this optional form of benefit is available to any Employees represented by a labor organization or other representative who has entered into a written agreement with an Employer providing for participation in this Plan by the Employees in such unit.

If (i) an Employee retires or terminates employment before his Normal Retirement Date, then reaches his Normal Retirement Date before he elects to commence pension payments, and fails to elect one of the forms of pension payment specified above, or (ii) an Employee retires on or after reaching Normal Retirement Date and fails to elect one of the forms of pension payment specified above, the Employee’s pension payments shall, except as provided in Subsection 10.P.3, commence as of the later of his Normal Retirement Date or actual retirement date, and as soon as practicable following the later of his Normal Retirement Date or his actual retirement, in the normal form of payment specified in Subsection 10.A.

An Employee’s election to commence pension payments shall be made in accordance with procedures established by the Administrator, including, but not limited to, procedures regarding (i) the date by which an Employee must request a benefit calculation and election forms based on a particular Annuity Starting Date and (ii) the date by which an Employee must return such forms for the benefit to commence on such Annuity Starting Date. Such procedures shall provide that an Employee’s Annuity Starting Date shall in no event be earlier than the date on which the Employee makes a request for a benefit calculation and election forms.”

5.	Appendix B is amended, effective January 1, 2008, by adding the following text at the end of Appendix B.1:

“Effective January 1, 2008, remuneration shall also include amounts required to be recognized under the provisions of Section 1.415(c)-2(e) of the Treasury regulations and amounts permitted to be recognized under the provisions of Section 1.415(c)-2(e)(2) and (3) of the Treasury regulations. Remuneration shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.”

6.	A new paragraph D is added to the end of Section 15 to read as follows, effective December 1, 2008:

“D. Transfers to Benshaw. Notwithstanding any other provision of the Plan to the contrary, if an Employee during his period of employment with the Company and all Affiliated Entities is transferred from a position eligible to accrue benefits under the provisions of Section 3 or Section 4 to a position with Benshaw that is otherwise ineligible for benefits under the applicable Section, the following provisions shall apply:

(1) Eligibility Service. An Employee’s Eligibility Service shall be determined on the basis of his period of employment with the Company and all Affiliated Employers, including Benshaw.

(2)

Credited Service. For purposes of determining an Employee’s eligibility for benefits under the Plan (but not the amount of any benefit unless otherwise specified in paragraph (4) below), an Employee’s years of Credited Service shall be determined on the basis of his period of employment with the Company including Benshaw, but not otherwise including his period of employment with an Excluded Unit.

(3)

Eligibility for Benefits. Upon an Employee’s termination of employment with the Company and all Affiliated Employers, including Benshaw, an Employee shall be entitled to a Normal, Early, or Vested Retirement Pension under the applicable provisions of the Plan if, at the time of his termination of employment, he has satisfied the age, service, and any other requirements of the Plan for such benefit.

(4)	Rules for Determining the Amount of Benefit.

(a)

If an Employee who is making contributions under the provisions of Section 3 is transferred to a position with Benshaw and on account of such transfer the Employee would be otherwise ineligible to make further contributions, the transferred Employee shall continue to be eligible to make contributions under the provisions of Section 3 and the following provisions shall also apply:

I.

Credited Service for Benefit Accrual Purposes. All service with Benshaw in such transferred position shall be included in determining the Employee’s years of Credited Service for purposes of determining the amount of the Employee’s contribution under Section 3 except that any service rendered while the Employee is eligible to participate in another qualified defined benefit pension plan shall be excluded.

II.

Compensation. Compensation (as defined in Section 1.8) paid by Benshaw to the Employee while employed in such transferred position shall be included for purposes of Section 3 and 4 and this Paragraph D.

(b)

If an Employee who is accruing benefits under the provisions of Section 4 is transferred to Benshaw and on account of such transfer the Employee would be otherwise ineligible to accrue further benefits under the provisions of Section 4, benefits shall continue to accrue under the provisions of Section 4 after the date of transfer.”

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this amendment has been executed on this _____ day of ______________________, 2008.

Curtiss-Wright Corporation
Benefits Committee

By:

Date: